EXHIBIT 99.2

February 21, 2008

Kevan Casey, Chairman of the Board
Unicorp, Inc.
Galleria Financial Center
5075 Westheimer, Suite 975
Houston, Texas  77056

Dear Kevan:

Please accept my resignation as Chief Executive Officer, President and director of Unicorp, Inc. effectively immediately.  I have no disagreements with the company.

I have enjoyed my association with the company and look forward to the future success of the company.  I wish each of you my best and trust many good things will happen in the future of Unicorp.

Regards,

/s/ Robert P. Munn
  Robert P. Munn

Cc: Carl Chase